As filed with the Securities and Exchange Commission on August 15, 1996

                                            Registration No. 333-7513

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               AMENDMENT NO. 1

                             AMENDMENT TO PART TWO
                                 ______________

                           NEVADA ENERGY COMPANY, INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE
                                                            84-0897771
(State or other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                       Identification Number)

                              401 E. FOURTH STREET
                              RENO, NEVADA  89512
                                 (702) 786-7979
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                         JEFFREY E. ANTISDEL, PRESIDENT
                           NEVADA ENERGY COMPANY, INC.
                              401 E. FOURTH STREET
                              RENO, NEVADA  89512
                                (702) 786-7979
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy To:

                              WALTER & HAVERFIELD
                           ATTN: VAN P. CARTER, ESQ.
                               50 PUBLIC SQUARE
                                  SUITE 1300
                            CLEVELAND, OHIO 44113
                                (216) 781-1212

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
                ______________________
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                             _______________________

                         CALCULATION OF REGISTRATION FEE

- ----------------------------------------------------------------------------------------------
                                                                Proposed         Proposed
                                                                maximum          maximum
Title of each class       Amount                offering        aggregate        Amount of
of securities to          to be                 price per       offering         registration
be registered             registered            unit(1)         price(1)         fee
- ----------------------------------------------------------------------------------------------
Class A Common Stock,
$.001 par value           9,194,282 Shares      $1.2498601      $11,492,845.00   $3963.05
- ----------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee. This amount was calculated in accordance with Rule 457(c) based upon the average of the high and low prices for the Class A Common Stock on the NASDAQ Small Cap Market on July 24, 1996.

                             _______________________

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

ITEM 16.  EXHIBITS.


EXHIBIT
NUMBER
- -------

  3(i)* Articles of Incorporation of Munson Geothermal, Inc. (the Company's former name) incorporated herein by reference to the Exhibits to NEC's Registration Statement on Form S-18 (File No. 23-84206-D).


  3(i)* Certificate of Amendment to Certificate of Incorporation of Munson Geothermal, Inc. (the Company's former name) to change name to Nevada Energy, Inc., dated December 3, 1990, incorporated herein by reference to the Exhibits to the Company's Form 10-K for the fiscal year ended February 29, 1992.


  3(i)* Certificate of Amendment to Certificate of Incorporation of the Company to effect one for four reverse stock split, dated June 25, 1992, incorporated herein by reference to the Exhibits to the Company's Form 10-K for the fiscal year ended February 28, 1993.


  3(i)* By-Laws of the Company incorporated by reference to the Exhibits to the Company's Registration Statement on Form S-18 (File No. 23-84206-
          D).


  4*      Registrant's Form 10-QSB for the three month period ending November
          30, 1995.


  4*      Registrant's Form 10-KSB for the fiscal year ending February 29, 1996.


  4* Registrant's Form 10-QSB for the three month period ending May 31, 1996.


  4*      Registrant's Forms 8-K dated March 15, 1996, May 1, 1996 and June 21,
          1996.


  4* Registrant's Proxy Statement filed pursuant to Section 14 of the Securities Exchange Act of 1934 for the Annual Meeting of Shareholders to be held on August 16, 1996.


  4* All other reports, if any, filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year ended February 28, 1995.

  5 Opinion of Richard A. Cascarilla, Esq., Corporate Secretary and General Counsel of NEC.

 23.1 Consent of Richard A. Cascarilla, Esq., Corporate Secretary and General Counsel of NEC (included in Exhibit 5).


 23.2 Consent of Kafoury, Armstrong & Company, independent public accountants for NEC.

 24       Power of Attorney (See Signature Page to this Registration Statement)

- --------------------

* All exhibits so marked are hereby incorporated by reference.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, NEC Company, the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Reno, and State of Nevada on the 15th day of August, 1996.

                                   NEVADA ENERGY COMPANY, INC.
                                          (Registrant)


                                   By: /s/ Jeffrey E. Antisdel
                                      ---------------------------------
                                          Jeffrey E. Antisdel,
                                          President





                                POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENCE that each person whose signature appears below constitutes and appoints Jeffrey E. Antisdel and Kenton H. Bowers, and each of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Date:   August 15, 1996           By:  /s/ Jeffrey E. Antisdel
     ----------------------           -------------------------------
                                          Jeffrey E. Antisdel,
                                          President and Chief
                                          Executive Officer



Date:   August 15, 1996           By:  /s/ Kenton H. Bowers
     ----------------------           -------------------------------
                                          Kenton H. Bowers,
                                          Controller


Date:   August 15, 1996           By:   /s/ Charles Cain
     ----------------------           -------------------------------
                                          Charles Cain
                                          Director


Date:   August 15, 1996           By:   /s/ Peter Cannell
     ----------------------           -------------------------------
                                          Peter Cannell
                                          Director


Date:   August 15, 1996           By:   /s/ John C. Gould
     ----------------------           -------------------------------
                                          John C. Gould
                                          Director